CNL STRATEGIC CAPITAL, LLC 8-K

Exhibit 99.1

News Release

For information contact: Colleen Johnson Senior Vice President Marketing and Communications CNL Financial Group 407-650-1223

CNL Strategic capital GROWS ITS PORTFOLIO WITH INVESTMENT IN SEVENTEENTH COMPANY

(Orlando, Fla.) June 23, 2025 — CNL Strategic Capital, LLC has closed on the acquisition of its 17th portfolio company, International Franchise Professionals Group (IFPG).

IFPG is a membership-based organization serving more than 1,300 franchise professionals. As one of the largest member networks and marketplaces dedicated to the franchise industry, IFPG’s customer community is made up of franchisors, franchise consultants and vendors who help potential candidates through the process of identifying and investing in a franchise business. Nationally recognized franchise companies have chosen IFPG and its members to represent their brands. Additionally, hundreds of experienced franchise consultants have chosen IFPG to power their businesses by helping aspiring entrepreneurs realize their dreams of business ownership. Established in 2012, IFPG is headquartered in Parlin, New Jersey and serves its customers across the U.S.

About CNL Strategic Capital

CNL Strategic Capital is a publicly registered, non-traded limited liability company that seeks to provide current income and long-term appreciation to individuals by acquiring controlling equity stakes in combination with loan positions in durable and growing middle-market businesses. The company is externally managed by CNL Strategic Capital Management, LLC and Levine Leichtman Strategic Capital, LLC (LLSC). For additional information, please visit cnlstrategiccapital.com.

About CNL Financial Group

CNL Financial Group (CNL) is a leading private investment management firm providing alternative investment opportunities. Since inception in 1973, CNL and/or its affiliates have formed or acquired companies with more than $36 billion in assets. CNL is headquartered in Orlando, Florida. For additional information, please visit cnl.com.

About Levine Leichtman Strategic Capital

LLSC is an affiliate of Levine Leichtman Capital Partners, LLC (LLCP), a middle-market private equity firm with a 41-year track record of investing across various targeted sectors, including Franchising & Multi-unit, Business Services, Education & Training and Engineered Products & Manufacturing. LLCP utilizes a differentiated Structured Private Equity investment strategy, combining debt and equity capital investments in portfolio companies. LLCP believes that by investing in a combination of debt and equity securities, it offers management teams growth capital in a highly tailored, flexible investment structure that can be a more attractive alternative than traditional private equity.

LLCP’s global team of dedicated investment professionals is led by 9 partners who have worked at LLCP for an average of 19 years. Since inception, LLCP has managed approximately $17.2 billion of institutional capital across 15 investment funds and has invested in over 100 portfolio companies. LLCP currently manages $11.1 billion of assets and has offices in Los Angeles, New York, Chicago, Miami, London, Stockholm, Amsterdam and Frankfurt. For additional information, please visit llcp.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy securities. The information in this press release may include “forward-looking statements.” These statements are based on the beliefs and assumptions of CNL Strategic Capital’s management and on the information currently available to management at the time of such statements. Forward-looking statements generally can be identified by the words “believes,” “expects,” “will,” “intends,” “plans,” “estimates” or similar expressions that indicate future events. Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond CNL Strategic Capital’s control. Important risks, uncertainties and factors that could cause actual results to differ materially from those in the forward-looking statements include the risks associated with the Company’s ability to pay distributions and the sources of such distribution payments, the Company’s ability to locate and make suitable investments and other risks  described in the “Risk Factors” section of the Company’s Annual Report on Form 10-K and the other documents filed by the Company with the Securities and Exchange Commission.

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